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Beijing Bio-Bridge Science Corporation           Exclusive Sub-License Agreement
Bio-Bridge Science Corporation                                       Page 1 of 3
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                         EXCLUSIVE SUB-LICENSE AGREEMENT

WHEREAS Liang Qiao and Wei Shi, of 6526 Maxwell Drive, Woodridge, Illinois 60517 and 3436 South Union Avenue, #1F, Chicago, Illinois 60616, respectively, have invented certain technology pertaining to PAPILLOMAVIRUS PSEUDOVIRIONS AS A GENETIC VECTOR AND VACCINE ("the Technology"),

WHEREAS Liang Qiao and Wei Shi have assigned the entirety of their interest to the Technology in all countries to Loyola University Chicago, of 2160 South First Avenue, Maywood, Illinois 60153 (hereinafter referred to as "Loyola"),

WHEREAS Loyola has signed an exclusive license agreement with Bio-Bridge Science Corporation of Scotia Center, 4th Floor, P.O. Box 2804, George Town, Grand Caymen, Caymen Islands (hereinafter referred to as "Bio-Bridge") to use the Technology in areas specified in the agreement.

WHEREAS Bio-Bridge herein sub-licensed the Technology at no charge (with no royalities) to its subsidiary, Beijing Bio-Beijing Science Corporation of Beijing, Tianzhu Export Processing Zone, the People's Republic of China (hereinafter referred to as "Beijing Bio-Bridge ") to use the Technology within China( Mainland China);

NOW THEREFORE, for good and valuable mutual consideration, the receipt of which Bio-Bridge and Beijing Bio-Bridge hereby acknowledge, the following is hereby agreed between Loyola and Bio-Bridge:

1. Bio-Bridge sub-licenses to Beijing Bio-Bridge an exclusive license to the Technology within China ( Mainland China), which license includes the following:

     A. Beijing Bio-Bridge shall have the exclusive right to make, have made, use, sell, and offer to sell the Technology within Mainland China.

     B. Beijing Bio-Bridge shall have the exclusive right to file patent applications for any aspect of the Technology, at Beijing Bio-Bridge's expense but in the name of Dr. Liang Qiao and Dr. Wei Shi, within Mainland China.

     C. Beijing Bio-Bridge shall enjoy, as exclusive licensee, the full and exclusive right to any patent that might issue in Mainland China on any patent application concerning the Technology, but any such patents shall be owned by Loyola. Beijing Bio-Bridge shall be responsible for all expenses associated with maintaining any such patents in force.
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Beijing Bio-Bridge Science Corporation           Exclusive Sub-License Agreement
Bio-Bridge Science Corporation                                       Page 2 of 3
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     D.   Beijing   Bio-Bridge  shall  have  the  right  to  grant  nonexclusive sublicenses to use the technology to its customers within Mainland China on any such terms as Beijing Bio-Bridge desires.

     E. Beijing Bio-Bridge shall have the right to grant nonexclusive sublicenses to make any aspect of the Technology to its suppliers within Mainland China on any such terms as Beijing Bio-Bridge desires.

     F. Beijing Bio-Bridge shall have the right to enforce its rights to the Technology in any way it deems appropriate, including filing suit for infringement of any patent granted thereon, within Mainland China, provided that any enforcement shall be at Beijing Bio-Bridge's expense and provided that Beijing Bio-Bridge notify Bio-Bridge within fifteen
          (15) days of any act taken to enforce its rights in Mainland China.

2. Beijing Bio-Bridge shall notify Bio-Bridge within fifteen (15) days of any patent applications it might file, as well as of all events during the prosecution of such patents, including the issuance of any patents granted on such application.

3. Beijing Bio-Bridge shall use the Technology at no charge ( no royal fees) within the agreement effective period.

4. Beijing Bio-Bridge shall make quarterly reports to Bio-Bridge indicating all uses (including the uses of any of Beijing Bio-Bridge sublicenses and all fees Beijing Bio-Bridge receives from the granting of any sublicenses of the Technology within Mainland China), including a statement of the after-tax profit realized from each such use. Such statements shall be supplied to Bio-Bridge within 30 days of January 1 of each year.

5. This Agreement will continue to exist for ten ( 10 years) unless terminated by the force of laws, and it shall inure to the benefit of and bind all successors-in-interest of the parties hereto.

6. This Agreement shall not be modified except by written instrument executed by both Bio-Bridge and Beijing Bio-Bridge.

7. Upon termination of this Agreement, all sublicenses granted by Beijing Bio-Bridge Science Corporation within Mainland China shall terminate, and Bio-Bridge shall not be liable in any way to Beijing Bio-Bridge Science Corporation due to termination of any such sublicense.

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Beijing Bio-Bridge Science Corporation           Exclusive Sub-License Agreement
Bio-Bridge Science Corporation                                       Page 3 of 3
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8.   Upon termination of this Agreement,  Beijing  Bio-Bridge shall  immediately supply to Loyola a report such as specified in paragraph 6 for the period from January 1 through the date of termination.

9. Any excuse or variance of performance on the part of any party shall not act as a modification of this Agreement or in any way diminish the right of each party to demand the other party's full performance under the Agreement.

10. This Agreement shall be interpreted in accordance with the law of the Caymen Islands, and it shall be enforceable in the courts of Caymen Islands. Neither party shall object to submitting to the jurisdiction of the courts of Caymen Islands with respect to any matter relating to this Agreement.

11. The terms set forth in this instrument constitute the entire Agreement between the parties with respect to the Technology, and it is the intent of the parties to substitute the terms set forth herein for any prior understanding pertaining to the Technology that may have existed between them at any time, and the effect of this Agreement is to extinguish any such understanding that contradicts or in any way goes beyond the terms of the Agreement as set forth herein.

12. Should any portion of this Agreement be deemed by a court of competent jurisdiction to be unenforceable for any reason, the remainder of the Agreement shall remain in force.

IN WITNESS WHEREOF, the parties hereby signify their assent to the terms of this Agreement by the signatures of their representatives, each of whom is hereby acknowledged to have authority to enter into contracts and otherwise bind his respective party:

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For Bio-Bridge Science Corporation    For Beijing Bio-Bridge Science Corporation

Date: 2002.6.17                       Date: 2002.6.20

/s/ Yu Mingjin                        /s/ Qiao Wenhui
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President                             President
Bio-Bridge Science Corporation        Beijing Bio-Bridge Science Corporation
Scotia  Center,  4th Floor,           Beijing, PRC
P.O.  Box 2804,  George
Town, Grand Caymen, Caymen Islands
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